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                    SUPPLEMENT NO. 1 DATED NOVEMBER 4, 1996
                     TO PROSPECTUS DATED SEPTEMBER 16, 1996
                         RELATING TO 482,377 SHARES OF
                         RENAL TREATMENT CENTERS, INC.
                          COMMON STOCK, $.01 PAR VALUE


     All capitalized terms used but not defined herein shall have the meanings prescribed in the Prospectus dated September 16, 1996 forming a part of Form S-3 Registration Statement No. 333-10841.

     Richard F. Walker, Jr., M.D., a Selling Stockholder, has transferred 110,000 of the 226,346 shares of Common Stock beneficially owned by him and covered by the Prospectus to himself and his wife, Madeleine Ann Walker, jointly, as tenants by the entireties. Dr. Walker and his spouse share voting and investment power with respect to these 110,000 shares of Common Stock, and each may be considered the beneficial owner of these 110,000 shares. Dr. Walker retains sole voting and investment power with respect to the remaining 116,346 shares of Common Stock. The definition of "Selling Stockholders" in the Prospectus is amended hereby to include Mrs. Walker. Mrs. Walker is not now, and never has been, an officer, director or employee of the Company, nor does she have any other relationship with the Company.